EXHIBIT 11.1 (a)
                           RICHFOOD HOLDINGS, INC.
                 COMPUTATION OF NET EARNINGS PER COMMON SHARE
             (Dollar amounts in thousands, except per share data)

                                           Third Quarter Ended
                                         January 7,   January 8,
                                            1995         1994
                                         (12 Weeks)   (12 Weeks)
BASIC:
     Weighted average number of
       common shares outstanding          21,408,677  21,253,483
     Earnings from continuing
       operations                            $ 6,330     $ 5,405
     Loss from discontinued
       operation, net of income
       tax                                      -           (389)

     Net earnings                            $ 6,330     $ 5,016

     Earnings per common share:
       Continuing operations                 $  0.30     $  0.25
       Discontinued operations                  -         $(0.01)

     Net earnings per common share           $  0.30     $  0.24
                                           ==========  ==========

PRIMARY:
     Weighted average number of
       common shares outstanding          21,408,677  21,253,483
     Net additional common shares
       issuable upon exercise of
       dilutive options, determined
       by treasury stock method              214,611     311,500

     Common shares and equivalents        21,623,288  21,564,983
     Earnings from continuing
       operations                            $ 6,330     $ 5,405
     Loss from discontinued
       operation, net of
       income tax                                -          (389)

     Net earnings                            $ 6,330     $ 5,016

     Earnings per common share:
       Continuing operations                 $  0.29     $  0.25
       Discontinued operations                  -          (0.01)

     Net earnings per common
     share (a)                               $  0.29     $  0.24
                                           =========    =========

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FULLY DILUTED:

     Common shares and equivalents        21,623,288  21,564,983

     Net additional common shares
       issuable upon exercise of
       dilutive options, determined
       by treasury stock method using
       quarter-end market price, if
       higher than average price              24,685      13,093

     Common shares and equivalents (b)    21,647,973  21,578,076

     Earnings from continuing
       operations                            $ 6,330     $ 5,405
     Loss from discontinued
       operation, net of
       income tax                                -          (389)

     Net earnings                            $ 6,330     $ 5,016

     Earnings per common share:
       Continuing operations                 $  0.29     $  0.25
       Dscontinued operations                   -          (0.01)

     Net earnings per common
      share (b)                              $  0.29     $  0.24
                                            =========    =========

NOTE:     (a) Dilution is less than 3%.
          (b) The Company does not have any other potentially dilutive securities.

                               EXHIBIT 11.1 (b)
                           RICHFOOD HOLDINGS, INC.
                 COMPUTATION OF NET EARNINGS PER COMMON SHARE
             (Dollar amounts in thousands, except per share data)

                                            Year-to-Date
                                      January 7,     January 8,
                                         1995           1994
                                      (36 Weeks)     (36 Weeks)
BASIC:

  Weighted average number of
    common shares outstanding          21,388,737     21,209,475

  Earnings from continuing
    operations                            $16,603        $14,273
  Loss from discontinued
    operation, net of
    income tax                                -             (389)

  Net earnings                            $16,603        $13,884

  Earnings per common share:
    Continuing operations                  $ 0.78         $ 0.67
    Discontinued operations                 -              (0.02)

  Net earnings per common share            $ 0.78         $ 0.65
                                         ========       ========
PRIMARY:

  Weighted average number of
    common shares outstanding          21,388,737     21,209,475

  Net additional common shares
    issuable upon exercise of
    dilutive options, determined
    by treasury stock method              214,611        294,266

  Common shares and equivalents        21,603,348     21,503,741

  Earnings from continuing
    operations                            $16,603        $14,273
  Loss from discontinued
    operation, net of
    income tax                                -             (389)

  Net earnings                            $16,603        $13,884

  Earnings per common share:
    Continuing operations                 $  0.77        $  0.67
    Discontinued operations                  -             (0.02)

  Net earnings per common
  share (a)                               $  0.77        $  0.65
                                         =========        ========

FULLY DILUTED:

  Common shares and equivalents        21,603,348     21,506,741

  Net additional common shares
    issuable upon exercise of
    dilutive options, determined
    by treasury stock method using
    quarter-end market price, if
    higher than average price              24,685         31,110

  Common shares and equivalents        21,628,033     21,534,851

  Earnings from continuing
    operations                            $16,603        $14,273
  Loss from discontinued
    operation, net of
    income tax                                -             (389)

  Net earnings                            $16,603        $13,884

  Earnings per common share
    Continuing operations                 $  0.77        $  0.67
    Discontinued operations                  -             (0.02)

  Net earnings per common
  share (b)                               $  0.77        $  0.65
                                         =========      ==========



NOTE:  (a) Dilution is less than 3%.
       (b) The Company does not have any other potentially dilutive securities.